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                                                                      EXHIBIT 21

                       BANKERS TRUST NEW YORK CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1997

                Subsidiary(1)                         State of Incorporation
                -------------                         ----------------------
            Bankers Trust Company                            New York
            BT Alex. Brown Holdings Incorporated             Delaware
            BT Holdings (NY) Inc.                            New York
            Bankers Trust (Delaware)                         Delaware
            BT (Pacific) Delaware                            Delaware

All other subsidiaries of the Corporation, in the aggregate, would not constitute a significant subsidiary, as defined.

(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.


               BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
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